Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 to Form S-1 of our report dated September 12, 2022, relating to the financial statements of dMY Squared Technology Group Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

We have served as the Company’s auditor since 2022.

/s/ WithumSmith+Brown, PC

New York, New York

September 19, 2022